UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1902 Reston Metro Plaza, Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)     On September 21, 2022, ICF International, Inc. (the “Company”), announced the resignation of Mr. Donald J. Terreri as Principal Accounting Officer (“PAO”), effective October 14, 2022. On October 5, 2022, the Company further announced that Mr. Barry Broadus, the Company’s Senior Vice President and Chief Financial Officer, was taking over the PAO duties, including overseeing the Company’s accounting functions and personnel, on an interim basis. On March 10, 2023, the Board of Directors of the Company appointed Mr. Ranjit S. Chadha (“Mr. Chadha”) as Vice President, Corporate Controller, as well as the Company’s Principal Accounting Officer (“PAO”), effective April 1, 2023.

Mr. Chadha, CPA, age 52, joined the Company in October 2022, as Interim Controller, subsequently becoming the full time Vice President, Controller. Prior to joining the Company, Mr. Chadha served as Chief Accounting Officer at Dentsply Sirona Inc. (NASDAQ: XRAY), a publicly-traded global dental equipment and supplies manufacturing company from August 2020 until September 2022. Prior to joining Dentsply Sirona Inc., Mr. Chadha served as Senior Vice President, Corporate Financial Planning & Analysis and as Corporate Controller at Leidos (NYSE: LDOS), a publicly-traded Fortune 500 aerospace and defense company from April 2016 until April 2020. Prior to Leidos, Mr. Chadha held several positions at Computer Sciences Corporates (aka DXC Technology) from 2009 until 2015. Mr. Chadha began his career with PricewaterhouseCoopers.

The Company has not entered into, adopted or commenced any new, or amended any existing compensation plans or arrangements or employment agreements with Mr. Chadha in connection with this appointment. Mr. Chadha’s current compensation program consists of a base salary of $350,000, an annual incentive opportunity targeted at 40% of his base salary, and a long-term incentive opportunity targeted at 40% of his base salary. Additionally, the Company has entered into a severance letter agreement with Mr. Chadha, providing for certain payments and benefits upon certain qualifying separations from employment, as well as enhanced payments and benefits upon certain qualifying separations from employment within twelve months of a change in control of the Company. The terms of the severance letter agreement between the Company and Mr. Chadha are consistent with the terms of the Company’s severance letter agreements with its other named executive officers. The foregoing description of the severance letter agreement is qualified in its entirety by reference to the full text of the severance letter agreement, the form of which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 27, 2020.

There are no arrangements or understandings between Mr. Chadha and other persons pursuant to which he was appointed as the PAO of the Company. Mr. Chadha has no family relationships with any director or executive officer, or any person nominated or chosen by the Company to become a director or executive officer that would be reportable under Item 401(d) of Regulation S-K, nor any related-person transactions with the Company that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: March 15, 2023	By:	/s/ Barry Broadus
Barry Broadus Senior Vice President & Chief Financial Officer